Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Spiral Energy Tech, Inc.

We have audited the accompanying balance sheets of Spiral Energy Tech, Inc. (formerly Solid Solar Energy, Inc.),  a development stage entity, as of December 31, 2013 and 2012 and the related statements of operations, stockholder's deficit and cash flows for the years then ended and for the period January 18, 2008 (date of inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spiral Energy Tech, Inc., a development stage entity, as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended and for the period January 18, 2008 (date of inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred a loss since inception, has insufficient revenue to cover operating costs or develop its operating plan, has an accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs, LLC
Clearwater, FL
March 13, 2014, except for note 12, which date is June 10, 2014

Spiral Energy Tech, Inc.
(A Development Stage Company)
Balance Sheets

	December 31,	December 31,
	2013	2012

ASSETS
Current Assets
Cash and cash equivalents	$35,499	$5,564
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	639	-
Investments in marketable securities	216,003	-
Total Current Assets	252,141	5,564

Property and equipment, net of accumulated depreciation of $2,873 and $1,250, respectively	28,477	23,750

TOTAL ASSETS	$280,618	$29,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$29,320	$-
Accrued expenses	5,000	289
Deferred taxes payable	52,602	-
Note payable	-	15,000
Total Current Liabilities	86,922	15,289

TOTAL LIABILITIES	86,922	15,289

Stockholders' Equity
Preferred stock: 50,000,000 authorized; $0.0001 par value 0 shares issued and outstanding	-	-
Common stock: 200,000,000 authorized; $0.0001 par value 112,083,038 and 110,430,608 shares issued and outstanding	11,208	11,043
Additional paid in capital	5,379,562	5,278,224
Unearned compensation	(5,216,773)	(5,216,773)
Accumulated other comprehensive income	102,110	-
Accumulated deficit during development stage	(82,411)	(58,469)
Total Stockholders' Equity	193,696	14,025

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$280,618	$29,314

See auditor's report and notes to the audited financial statements

Spiral Energy Tech, Inc.
(A Development Stage Company)
Statements of Operations and Comprehensive Income

	For the Year Ended December 31,		January 18, 2008 (inception) to December 31,
	2013	2012	2013

Revenues	$639	$-	$639
	639	-	639

Operating Expenses

Professional	79,470	3,300	82,770
General and administration	32,915	53,374	86,545
Depreciation and amortization	1,623	1,250	2,873
Total operating expenses	114,008	57,924	173,591

Net loss from operations	(113,369)	(57,924)	(171,549)

Other income (expense)
Interest expense	-	(162)	(289)
Gain on sale of patent	88,216	-	88,216
Gain (loss) on sale of securities	1,211	-	1,211
Net Loss	$(23,942)	$(58,086)	$(82,411)

Other comprehensive income (loss)	102,110	-	102,110
Comprehensive Income (Loss)	$78,168	$(58,086)	$19,699

Basic and dilutive loss per share	$0.00	$(0.00)

Weighted average number of shares outstanding	111,485,447	56,377,088

See auditor's report and notes to the audited financial statements

Spiral Energy Tech, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
	Common Stock		Additional Paid in	Unearned	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Capital	Compensation	Income (Loss)	Deficit	Total

Balance, January 18, 2008	-	$-	$-	$-	$-	$-	$-
Balance, December 31, 2009	-	-	-	-	-	-	-

Stock issued for cash:
founders on April 13, 2010, $.0011	9,200,000	920	9,200	-	-	-	10,120
investor on April 13, 2010, $.0022	45,455	5	95	-	-	-	100
investor on April 23, 2010, $.05	10,000	1	499	-	-	-	500

Balance, December 31, 2010	9,255,455	926	9,794	-	-	-	10,720

Stock issued for cash:
investor on July 3, 2011, $.05	72,000	7	3,593	-	-	-	3,600

Net loss, December 31, 2011					-	(383)	(383)

Balance, December 31, 2011	9,327,455	933	13,387	-	-	(383)	13,937

Stock issued for cash:
investor on May 29, 2012, $.10	5,000	-	500	-	-	-	500
investor on May 29, 2012, $.05	110,000	11	5,489	-	-	-	5,500
related party for cash ($100) and
services, July 20, 2012	1,000,000	100	52,074	-	-	-	52,174
Stock issued for services:
employee and consultant, June 4,2102	14,163,683	1,416	737,559	(738,975)	-	-	-
deferred compensation agreement, July 20, 2012	85,824,470	8,583	4,469,215	(4,477,798)	-	-	-

Net loss, December 31, 2012					-	(58,086)	(58,086)

Balance, December 31, 2012	110,430,608	11,043	5,278,224	(5,216,773)	-	(58,469)	14,025

Debt forgiveness, related party			15,289				15,289
Stock issued for acquisition of property, December 24, 2013	1,652,430	165	86,049	-	-	-	86,214

Net income				-	102,110	(23,942)	78,168

Balance, December 31, 2013	112,083,038	$11,208	$5,379,562	$(5,216,773)	$102,110	$(82,411)	$193,696

See auditor's report and notes to the audited financial statements

Spiral Energy Tech, Inc.
(A Development Stage Company)
Statements of Cash Flows

	Year Ended December 31,		January 18, 2008 (inception) through December 31,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Comprehensive income (loss)	$78,168	$(58,086)	$19,699
Adjustment to reconcile comprehensive income (loss) to cash provided by operations:
Depreciation and amortization	1,623	1,250	2,873
Stock-based compensation	-	52,074	52,074
(Gain) Loss on sale of patents	(88,216)	-	(88,216)
(Gain) Loss on sale of marketable securities	(1,211)	-	(1,211)
Unrealized other comprehensive	(102,110)	-	(102,110)
Changes in operating assets and liabilities:			-
(Increase) decrease in operating assets:			-
Accounts receivable	(639)	-	(639)
Prepaid expenses and other assets	-	500	-
Increase (decrease) in operating liabilities:
Accounts payable	29,320	-	29,320
Accrued expenses	5,000	162	5,289
Total adjustments	(156,233)	53,986	(102,620)
Net Cash (Used in) Operating Activities	(78,065)	(4,100)	(82,921)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(4,500)	-	(14,500)
Net Cash (Used in) Investing Activities	(4,500)	-	(14,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from sale of patents	100,000	-	100,000
Paid finder’s fees, sale of patents	(50,000)	-	(50,000)
Proceeds from sale of marketable securities	62,500	-	62,500
Proceeds from issuance of stock	-	6,100	20,420
Net Cash Provided by Financing Activities	112,500	6,100	132,920

Net increase (decrease) in cash and cash equivalents	29,935	2,000	35,499
Cash and cash equivalents, beginning of period	5,564	3,564	-
Cash and cash equivalents, end of period	$35,499	$5,564	$35,499

Supplemental cash flow information
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Non-cash transactions:
Stock issued in acquisition of assets and patents	$86,214	$-	$86,214
Debt forgiven by related party	$15,289	$-	$15,289
Stock issued under contract (unearned compensation)		$5,216,773	$5,216,773

See auditor's report and notes to the audited financial statements

Spiral Energy Tech, Inc.
(fka Solid Solar Energy, Inc.)
(A Development Stage Entity)
Notes to the Audited Financial Statements
December 31, 2013 and 2012

NOTE 1. NATURE OF BUSINESS

ORGANIZATION
Spiral Energy Tech, Inc. (fka Solid Solar Energy, Inc. “The Company”) was incorporated on January 18, 2008 in the State of Nevada as a for-profit Company.  The Company was formed to provide residential users access to affordable renewable energy and initially the Company installed and maintained solar energy panel systems on residential housing units at no cost to the end user.  Revenue was derived from renewable energy credits/certificates and billing of solar converted electricity.  As of April 2013, the Company has been engaged in the distribution and installation of remote monitoring systems for measuring the production of solar and other renewable energy systems and for transmission of the data via the cellular network and potentially via microwave transmission network or satellite.

The Company is headquartered New York, New York.  The Company is a development stage company in accordance with ASC 915, Development Stage Entities.  The elected year end is December 31.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES
The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PRESENTATION
The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the SEC.  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3 regarding the assumption that the Company is a “going concern”).  In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the years ended December 31, 2013 and 2012 and the period January 18, 2008 (date of inception) through December 31, 2013; (b) the financial position at December 31, 2013 and 2012; and (c) cash flows for the years ended December 31, 2013 and 2012 and the period January 18, 2008 (date of inception) through December 31, 2013, have been made.

DEVELOPMENT STAGE ENTITY
The Company is a development stage company as defined by section FASB ASC 915, “Development Stage Entities.”  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

FINANCIAL INSTRUMENTS
The Company’s balance sheet includes certain financial instruments, primarily accounts receivable, marketable securities, accounts payable and accrued expenses. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities
•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

	As of December 31, 2013 Fair Value Measuring Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Investments in Marketable Securities, available for sale	$216,003	-	-	216,003	$216,003

Total	$216,003	-	-	216,003	$216,003

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

CASH AND CASH EQUIVALENTS
For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less. Cash and cash equivalents were $35,499 and 5,564 at December 31, 2013 and 2012, respectively.

MARKETABLE SECURITIES
The Company’s marketable equity securities have been classified and accounted for as available-for-sale.  Management determines the appropriate classification of its investments at the time of purchase and reevaluates the designations at each balance sheet date.  The Company classifies its marketable equity securities as either short-term or long-term based on the nature of each security and its availability for use in current operations.  The Company’s marketable equity securities are carried at fair value, with the unrealized gains or losses reported as a component of comprehensive income.

Adjustments resulting from the change in fair value, included in accumulated other comprehensive income in shareholder’s equity, were a gain, net of tax, of $102,110 and $0 as of December 31, 2013 and 2012, respectively.

LONG-LIVED ASSETS INCLUDING OTHER ACQUIRED INTANGIBLE ASSETS
Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives, which is between 3 years for computer equipment and 5-20 years for production equipment.   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at December 31, 2013.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION
The Company recognizes revenue when it is realized or realizable and estimable in accordance with ASC 605, “Revenue Recognition”.   The Company contracts with residential households and installs the proprietary energy saving units.  Contracts include monthly contractual charges, based on historical consumption and estimated energy savings, which are invoiced monthly to be reconciled and adjusted on contractual anniversary date.  Amounts are billed in accordance with contractual agreement.

ADVERTISING
Advertising costs are expensed as incurred.  No advertising costs were incurred for the years ending December 31, 2013 and 2012.

RESEARCH AND DEVELOPMENT
The Company follows ASC 730, “Research and Development,” and expenses research and development costs when incurred.  Research and development costs include designing, prototyping and testing of product.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  No research and development costs were incurred for the years ending December 31, 2013 and 2012.

RELATED PARTIES
The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.  Related party transactions for the year ending December 31, 2013 totaled $48,039, which was due to payments of management fees to our Chief Executive Officer for $32,750 and the forgiveness of a note payable and accrued interest of $15,289.

SHARE-BASED COMPENSATION
ASC 718, “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense totaled $0 and $52,074 for the years ending December 31, 2013 and 2012, respectively.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE
The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Deferred tax liabilities totaled $52,602 and $0 as of December 31, 2013 and 2012, respectively.

NET INCOME (LOSS) PER COMMON SHARE
The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

As of December 31, 2013 and 2012, the Company had no dilutive potential common shares.

RESTRICTED STOCK
The Company issues restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is measurable more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

RECENTLY ACCOUNTING PRONOUNCEMENTS
Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenue sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations and there is no assurance the Company will attain profitability.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4. MARKETABLE SECURITIES

The following table shows the Company’s available-for-sale security, received from Endeavor IP, Inc. (“ENIP”) (see Note 10) as of December 31, 2013:

	Cost	Unrealized Gains	Unrealized Losses	Fair Value
ENIP – 300,004 common shares	$61,291	$154,712	$-	$216,003

NOTE 5. PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues.  As of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012	Estimated Service Lives in Years
Production equipment - solar photovoltaic (solar electric) system	$25,900	$25,000	5-20
Office and computer	5,450	-	3
Total property and equipment	31,350	25,000
Less accumulated depreciation	2,873	1,250
Property and equipment, net	$28,477	$23,750

Assets are depreciated over there useful lives when placed in service.  Five to twenty years is the standard useful life for our photovoltaic system.  Depreciation expense was $1,623 and $1,250 for the years ended December 31, 2013 and 2012, respectively.

NOTE 6. NOTES PAYABLE

The Company issued a promissory note payable, in the amount of $15,000, resulting from a purchase agreement with the original equipment manufacturer (“OEM”), a related party.  The note had no defined repayment date, as repayment is upon receiving government energy credits, which was considered to be realizable within one year.  There was no stated interest rate on the note.  As of December 31, 2012, the Company had accrued interest expense at the applicable federal rate, in the amount of $289, in recognition of the discount effect of the non-interest bearing arrangement.  As the expected government energy credits were not realized, the note and accrued interest in the amount of $15,289 were forgiven by the related party during the quarter ended March 31, 2013 and recorded as a contribution to equity.

NOTE 7. INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

As of December 31, 2012, the Company has a deferred tax asset, resulting from benefits of net operating loss carry forward generated from inception, which expire in varying amounts between 2031 and 2033.  Management believes it is more likely than not that the deferred tax assets will not be realized. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize deferred tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net income (loss) before provision for income taxes. The components of the income tax provision (benefit) for each of the periods presented below are as follows:

	Years Ended December 31,
	2013	2012
Current tax benefit	$(8,100)	$(19,700)
Valuation allowance	8,100	19,700
Total tax expense	$-	$-

Deferred tax asset:
	As of December 31,
	2013	2012
Balance forward	$19,900	$200
Change in deferred tax asset	8,100	19,700
Total deferred tax asset	28,000	19,900
Valuation allowance	(28,000)	(19,900)
Total tax expense	$-	$-

As of December 31, 2013 and 2012, the Company had a deferred tax liability of $52,602 and $0, respectively, attributable to the valuations (unrealized) of the marketable securities available for sale.

NOTE 8. EQUITY TRANSACTIONS

On July 30, 2012, the Company filed amended and restated articles of incorporation in order to, among other things, change its authorized shares and par value of common and preferred stock.  Shares have been retroactively restated to reflect the change in par value.

PREFERRED STOCK
The authorized preferred stock of the Company consists of 50,000,000 shares with a par value of $0.0001. There was no preferred stock issued and outstanding as of December 31, 2013 and 2012.

COMMON STOCK
The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 112,083,038 and 110,430,608 common shares issued and outstanding at December 31, 2013 and 2012, respectively.

Since the date of inception on January 18, 2008, the Company has issued common stock as follows:

On April 13, 2010 the Company issued 9,245,455 shares of common stock to founders in exchange for cash in the amount of $10,220.  The Company received cash in the amount of $10,120 in exchange for 9,200,000 shares of common stock ($.011 per share) and cash of $100 in exchange for 45,455 common shares ($0.022 per share).

On April 21, 2010, the Company sold 10,000 common shares to an investor, at $0.05 per share, for proceeds of $500.

On July 3, 2011, the Company sold 72,000 common shares to investors, at $0.05 per share, for proceeds of $3,600. This includes 1,000 shares sold to the Company's former sole officer and director.

On May 29, 2012, the Company sold 5,000 common shares to investors, at $0.10 per share, for proceeds of $500, and sold 110,000 common shares to investors, at $0.05 per share, for proceeds of $5,500.

On June 4, 2012, the Company issued an aggregate of 14,163,683 shares of common stock to an officer, director, and majority shareholder. As at December 31, 2012, unearned compensation, in the amount of $738,975 was recorded. The shares will vest upon the Company’s entry into a “Qualified Transaction” of $25 million, if this transaction occurs prior to June 1, 2016.  If vesting has not occurred by the close of business on June 1, 2016, the shares shall revert back to the Company.

On July 30, 2012, the Company issued an aggregate of 85,824,470 shares to an officer, director, and our majority shareholder.  As at December 31, 2012, unearned compensation, in the amount of $4,477,798 was recorded. The shares will vest upon the Company’s entry into a “Qualified Transaction” of $25 million, if this transaction occurs prior to June 1, 2016.  If vesting has not occurred by the close of business on June 1, 2016, the shares shall revert back to the Company.

On July 30, 2012, Mr. Bhansali purchased 1,000,000 shares of common stock at the purchase price of $0.0001 per share.  The Company recognized compensation expense, in the amount of $52,074, for the difference in the fair market value of shares (based on the weighted average of shares transacted on May 29, 2012, the last trades with independent third parties) and the cash price paid.

On April 25, 2013, the Company issued 1,652,430 common shares at approximately $0.0522 per share, for the purchase of patents and other assets, for a total fair market value of $86,214.

WARRANTS AND OPTIONS
There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 9. ACCUMULATED OTHER COMPREHENSIVE INCOME

The following table details the changes in accumulated other comprehensive income (“AOCI”) for the year ended December 31, 2013 (there was no AOCI for the year ended December 31, 2012):

	Available-For-Sale Securities	Accumulated Other Comprehensive Income
Balance at January 1, 2013	$-	$-
Available-for-sale securities, net of tax	102,110	102,110
Balance at December 31, 2013	$102,110	$102,110

The following table illustrates the disclosure of the tax effects allocated to each component of other comprehensive income, for the year ended December 31, 2013:

	Before-Tax Amount	Tax Expense	Net-of-Tax Amount
Unrealized gain on available-for-sale securities	$154,712	$52,602	$102,110

NOTE 10. NONMONETARY TRANSACTIONS

PURCHASE OF ASSETS AND INTELLECUAL PROPERTY
On April 25, 2013, the Company entered into an Intellectual Property Purchase Agreement, whereby it acquired certain assets and patents from Ragonap, Inc. (“Ragonap”) and Carbon 612 Corporation (“Carbon”), in exchange for 1,652,430 shares of the Company’s common stock. The Company issued a total of 1,652,430 shares of common stock, having a fair value of $86,214 (the fair market value of the shares exchanged), 1,404,565 common shares were issued to Ragonap and 247,865 common shares were issued to Carbon 612, a company controlled by our Chief Executive Officer.  The patents are subject to a 10% royalty on revenues with a cap of $250,000.

Assets acquired were valued on April 25, 2013, as follows:

•	Patents and trademarks, as a group	$84,364
•	Production equipment	900
•	Office equipment	950

	Total	$86,214

SALE OF INTELLECTUAL PROPERTY
On May 13, 2013, the Company finalized and closed a Patent Purchase Agreement (the "Agreement") with Endeavor IP, Inc. ("Endeavor"), a Nevada company.  Pursuant to the terms of the Agreement, the Company sold to Endeavor all of the Company's rights, title, and interest in and to certain patents, including without limitation, all extensions, continuations, provisions, derivatives and related applications thereof.  On the same day, Endeavor granted the Company a royalty-free, irrevocable, non-exclusive and world-wide license, without the right to sub-license.    In exchange for the Patents, Endeavor paid the Company $100,000 and 666,666 shares of its post-split common stock (“ENIP”). Under the terms of a Proceeds Interest Agreement, Endeavor agrees to pay twenty percent (20%) of the net proceeds from any enforcement activities or sale transaction related to the patents.  Due to the amount of cash received the sale of intellectual property to Endeavor IP is considered a monetary transaction.

GAIN ON SALE OF INTELLECTUAL PROPERTY

12/31/2013
Cash Received	$100,000
ENIP Common Shares	136,200
Total Fair Value of Sale	236,200
Costs of Sale	147,984
Gain on Sale	$88,216

Costs of sale include cash paid for commissions and finders’ fees incurred in the amount of $50,000 at September 30, 2013 and 10% of the value of ENIP common shares totaling $13,620.

NOTE 11. COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS
From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 12. RELATED PARTY CONSIDERATIONS

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not have employment contracts with its key employees, including the officers of the Company.

The Company does not own or lease property or lease office space. The Company’s chief executive officer provides office space to the Company at no charge.

Our stock transfer agent, Equity Stock Transfer, has provided services to the Company free of charge since May 2012.  Mr. Bhansali is Equity Stock Transfer’s Chief Operating Officer.  Harvey Kesner and Renee Kesner are former control persons of Equity Stock Transfer.  The fair value of these services have commenced subsequent to December 31, 2013.

In April 2010 we issued Paradox Capital Partners, LLC 4,600,000 shares of common stock at a purchase price of $0.0011 per share.  Harvey Kesner, the sole member and manager of Paradox Capital Partners, LLC, is a founder and a former director.  Also in April 2010 we issued Mrs. Kesner 45,455 shares at a purchase price of $0.0022 per share.  Paradox Capital Partners sold 50,000 shares to an unrelated third party in a privately negotiated transaction in 2013 at a purchase price of $0.001 per share and sold the remaining 4,550,000 shares to The Four Camps 2013 Trust in June 2014 for a purchase price of $0.0011 per share.  Beneficiaries of The Four Camps 2013 Trust include Mr. Kesner’s children.  Mr. Kesner and his wife disclaim beneficial ownership of such shares.

    In May 2010, we issued Mr. Green 10,000 shares of common stock at a purchase price of $0.05 per share.

    On July 3, 2011, we issued 1,000 shares of common stock to Mr. Uribe, our former sole officer and director, at a purchase price of $0.05 per share.  Mr. Uribe resigned from all positions with us on December 27, 2011.

    On June 4, 2012, we issued an aggregate of 14,163,683 shares of common stock to Mr. Bhansali.   On June 1, 2013, we amended the terms of the grants such that all shares shall vest upon the occurrence of a “Qualified Transaction”,unless accelerated by the Board of Directors or any committee designated by the Board of Directors.  If vesting has not occurred by the close of business on June 1, 2016, the shares shall be forfeited and the ownership thereof shall revert back to the Company.  “Qualified Transaction” shall mean one or more acquisitions or dispositions by the Company of any business, assets, stock, licenses, interests or properties (including, without limitation, intellectual property rights) approved by the stockholders of the Company or any acquisition involving assets, shares of capital stock, any purchase, merger, consolidation, recapitalization, or reorganization or involving any licensing, royalties, sharing arrangement or otherwise, which value of such Qualified Transaction is in excess of $25,000,000 for the Company’s interest therein.  For purposes hereof, the value of a Qualified Transaction shall take into account all cash, stock, present value of all royalties, settlement amounts, future payments, license fees received or owed, and all other consideration associated with such acquisition of any kind whatsoever.

    On July 30, 2012, we issued an aggregate of 85,824,470 shares to Mr. Bhansali.   On June 1, 2013, we amended the terms of the grants such that all shares shall vest upon the occurrence of a “Qualified Transaction”, unless accelerated by the Board of Directors or any committee designated by the Board of Directors.  If vesting has not occurred by the close of business on June 1, 2016, the shares shall be forfeited and the ownership thereof shall revert back to the Company.  “Qualified Transaction” shall mean one or more acquisitions or dispositions by the Company of any business, assets, stock, licenses, interests or properties (including, without limitation, intellectual property rights) approved by the stockholders of the Company or any acquisition involving assets, shares of capital stock, any purchase, merger, consolidation, recapitalization, or reorganization or involving any licensing, royalties, sharing arrangement or otherwise, which value of such Qualified Transaction is in excess of $25,000,000 for the Company’s interest therein.  For purposes hereof, the value of a Qualified Transaction shall take into account all cash, stock, present value of all royalties, settlement amounts, future payments, license fees received or owed, and all other consideration associated with such acquisition of any kind whatsoever.

    On July 30, 2012, Mr. Bhansali purchased 1,000,000 shares of common stock at the purchase price of $0.0001 per share for a total of $100.

On April 25, 2013, pursuant to an Intellectual Property Purchase Agreement by and among the Company, Carbon 612 Corporation and Ragonap Enterprises, Inc., we purchased certain intellectual property, including patents and trademark rights, from Ragonap Enterprises, Inc. and Carbon 612 Corporation in consideration for (i) an aggregate of 1,652,430 shares of our common stock, consisting of 247,865 shares issued to Carbon 612 Corporation and 1,404,565 shares issued to Ragonap Enterprises, Inc. and (ii) a royalty to Ragonap Enterprises, Inc. equal to 10% of the Profit (as defined in the Intellectual Property Purchase Agreement) generated from the licensing, commercialization, exploitation, use, practice, and / or sale of the purchased patents.  Ezra Green, our Chief Executive Officer, Chief Financial Officer, Treasurer and a director is the President, Chief Executive Officer and sole Director of Carbon 612 Corporation and on the date of the transaction was a beneficial owner of 29% of Carbon 612 Corporation’s issued and outstanding common stock.

On May 30, 2013, we entered into a consulting agreement with Ragonap Enterprises, Inc. pursuant to which we agreed to pay Ragonap Enterprises, Inc. a fee of $6,625 for consulting services provided in connection with potential investment opportunities and review of the renewable energy sector and energy monitoring.

We paid Paradox Capital Partners LLC an aggregate of $23,100 in 2013 as compensation for services provided, which included consulting on business strategy and capital structure and introductions to industry contacts.   On October 21, 2013, we sold Paradox 299,994 shares of restricted common stock of Endeavor for an aggregate purchase price of $62,500, or $0.21 per share, which we used for working capital.  The sale of the restricted shares to Paradox Capital Partners LLC reflected a negotiated discount from market for shares that were not presently eligible for resale in the open market by the Company pursuant to Rule 144. . At the time of the sale, Paradox Capital Partners LLC was the only known viable prospective source of capital to the Company, the shares were not freely transferable, were legended and were unable to be sold by the Company or Paradox Capital Partners, LLC in the open market.

On March 31, 2013, a note payable and related accrued interest in the amount of $15,289 to an “other” related party was forgiven (Note 6).  The debt forgiveness agreement with Clear Skies Solar, Inc. and its wholly owned subsidiary Clear Skies Financial Corp. pursuant to which these companies forgave the $15,000 owed to them by the Company under an agreement entered into in December 2011 in exchange for a general release from claims.  Mr. Green has served as the Chief Executive Officer and Chairman of Clear Skies Solar, Inc. since December 20, 2007.

During the year ended December 31, 2013, our Chief Executive Officer, who is also a director, received compensation in the amount of $32,750. We issued 247,865 common shares to Carbon 612 Corporation, a company controlled by our Chief Executive Officer, in connection with the purchase of certain assets from Carbon 612.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 13. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued and determined there are no additional items to disclose.

SPIRAL ENERGY TECH, INC. (A Development Stage Entity) INDEX TO UNAUDITED INTERIM FINANCIAL STATEMENTS

Page

Balance Sheets at March 31, 2014 (unaudited) and December 31, 2013 (audited)	F-18

Statements of Operations (unaudited) for the three months ended March 31, 2014 and 2013 and the period January 18, 2008 (date of inception) through March 31, 2014	F-19

Statements of Cash Flows (unaudited) for the three months ended March 31, 2014 and 2013 and the period January 18, 2008 (date of inception) through March 31, 2014	F-20

Notes to the Interim Financial Statements (unaudited)	F-21

Spiral Energy Tech, Inc.
(A Development Stage Company)
Balance Sheets

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$143,430	$35,499
Accounts receivable, net allowance for doubtful accounts of $0 and $0, respectively	852	639
Investments in marketable securities	4,550	216,003
Deferred tax	1,927	-
Total current assets	150,759	252,141

Property and equipment, net of accumulated depreciation of $3,309 and $2,873, respectively.	32,541	28,477

TOTAL ASSETS	$183,300	$280,618

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$67,520	$29,320
Accrued expenses	1,500	5,000
Deferred tax payable	-	52,602
Total Current Liabilities	69,020	86,922

TOTAL LIABILITIES	69,020	86,922

Stockholders' Equity
Preferred stock: 50,000,000 authorized; $0.0001 par value 0 shares issued and outstanding	-	-
Common stock: 200,000,000 shares authorized; $0.0001 par value 112,083,038 and 110,430,608 shares issued and outstanding
	11,208	11,208
Additional paid-in capital	5,379,562	5,379,562
Unearned compensation	(5,216,773)	(5,216,773)
Accumulated other comprehensive income (loss)	(3,739)	102,110
Accumulated deficit during the development stage	(55,978)	(82,411)
Total Stockholders' Equity	114,280	193,696

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$183,300	$280,618

The accompanying notes are an integral part of these financial statements.

Spiral Energy Tech, Inc.
(fka Solid Solar Energy, Inc.)
(A Development Stage Company)
Interim Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,		January 18, 2008 (Inception)Through March 31,
	2014	2013	2014

Revenues	$213	$-	$852

Operating Expenses
Professional	9,755	-	92,525
General and administration	77,840	-	164,385
Depreciation and amortization	436	313	3,309
Total operating expenses	88,031	313	260,219

Net loss from operations	(87,818)	(313)	(259,367)

Other Income (Expense)
Interest income (expense)	-	-	(289)
Gain on sale of patent	-	-	88,216
Gain on sale of securities	114,251	-	115,462
Total other income (expense)	114,251	-	203,389

Net income (loss) before income taxes	26,433	(313)	(55,978)
Provision for income tax	-	-	-

Net Income (Loss)	$26,433	$(313)	$(55,978)

Other comprehensive income (loss), net of tax	(105,849)	-	(3,739)

Total Comprehensive Income (Loss)	$(79,416)	$(313)	$(59,717)

Basic and Diluted Loss per Common Share	$0.00	$(0.00)

Weighted Avergage Number of Common Shares Outstanding	112,083,038	110,430,608

The accompanying notes are an integral part of these financial statements.

Spiral Energy Tech, Inc.
(fka Solid Solar Energy, Inc.)
(A Development Stage Company)
Interim Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,		January 18, 2008 (Inception)Through March 31,
	2014	2013	2014
Cash Flows From Operating Activities:
Comprehensive income (loss)	$(79,416)	$(313)	$(59,717)
Adjustments to reconcile comprehensive income (loss) to cash provided by (used in) operations:
Depreciation and amortization	436	313	3,309
Stock-based compensation	-	-	52,074
(Gain) loss on sale of patents	-	-	(88,216)
(Gain) loss on sale of marketable securities	(114,251)		(115,462)
Unrealized other comprehensive (income) loss	105,849		3,739
Changes in operating assets and liabilities:
(Increase) decrease in operating assets:
Accounts receivable	(213)	-	(852)
Increase (decrease) in operating liabilities:
Accounts payable	38,200	-	67,520
Accrued expenses	(3,500)	-	1,789
Net Cash Used In Operating Activities	(52,895)	-	(135,816)

Cash Flows From Investing Activities:
Acquisition of property and equipment	(4,500)	-	(19,000)
Net Cash Used In Investing Activities	(4,500)	-	(19,000)

Cash Flows From Financing Activities:
Cash received from sale of patents	-		100,000
Paid finder's fees, sale of patents	-		(50,000)
Proceeds from sale of marketable securities	165,326		227,826
Proceeds from issuance of common stock	-	-	20,420
Net Cash Provided By Financing Activities	165,326	-	298,246

Net increase (decrease) in cash and cash equivalents	107,931	-	143,430
Cash and cash equivalents at beginning of period	35,499	5,564	-

Cash and cash equivalents at end of period	$143,430	$5,564	$143,430

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Non-Cash transactions:
Stock issued in acquisition of assets and patents		$-	$86,214
Debt forgiveness from related party		$15,289	$15,289
Stock issued under contract (unearned compensation)		$-	$5,216,773

The accompanying notes are an integral part of these financial statements.

Spiral Energy Tech, Inc.
(A Development Stage Entity)
Notes to the Interim Financial Statements
March 31, 2014
(Unaudited)

NOTE 1. NATURE OF BUSINESSS

ORGANIZATION
Spiral Energy Tech, Inc. (fka Solid Solar Energy, Inc. “The Company”) was incorporated on January 18, 2008 in the State of Nevada as a for-profit Company.  The Company was formed to provide residential users access to affordable renewable energy and initially the Company installed and maintained solar energy panel systems on residential housing units at no cost to the end user.  Revenue was derived from renewable energy credits/certificates and billing of solar converted electricity.  As of April 2013, the Company has been engaged in the distribution and installation of remote monitoring systems for measuring the production of solar and other renewable energy systems and for transmission of the data via the cellular network and potentially via microwave transmission network or satellite.

The Company is headquartered New York, New York.  The Company is a development stage company in accordance with ASC 915, Development Stage Entities.  The elected year end is December 31.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL STATEMENTS
The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

USE OF ESTIMATES
The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PRESENTATION
The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the SEC.  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3 regarding the assumption that the Company is a “going concern”).

DEVELOPMENT STAGE ENTITY
The Company is a development stage company as defined by section FASB ASC 915, “Development Stage Entities.”  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

FINANCIAL INSTRUMENTS
The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities
•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

	As of March 31, 2014 Fair Value Measuring Using
	Carrying Value	Level 1	Level 2	Level 3	Total
Investments in Marketable Securities, available for sale	$4,550	-	-	4,550	$4,550

Total	$4,550	-	-	4,550	$4,550

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

CASH AND CASH EQUIVALENTS
For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less. Cash and cash equivalents were $143,430 and $35,499 at March 31, 2014 and December 31, 2013, respectively.

MARKETABLE SECURITIES
The Company’s marketable equity securities have been classified and accounted for as available-for-sale.  Management determines the appropriate classification of its investments at the time of purchase and reevaluates the designations at each balance sheet date.  The Company classifies its marketable equity securities as either short-term or long-term based on the nature of each security and its availability for use in current operations.  The Company’s marketable equity securities are carried at fair value, with the unrealized gains or losses reported as a component of shareholder’s equity.

Adjustments resulting from the change in fair value, included in accumulated other comprehensive income in shareholder’s equity, were a loss, net of tax, of $105,849 and $0 as of March 31, 2014 and 2013, respectively.

LONG-LIVED ASSETS INCLUDING OTHER ACQUIRED INTANGIBLE ASSETS
Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives, which is between 3 years for computer equipment and 5-20 years for production equipment.   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at March 31, 2014.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and estimable in accordance with ASC 605, “Revenue Recognition”.   The Company contracts with residential households and installs the proprietary energy saving units.  Contracts include monthly contractual charges, based on historical consumption and estimated energy savings, which are invoiced monthly to be reconciled and adjusted on contractual anniversary date.  Amounts are billed in accordance with contractual agreement.

ADVERTISING
Advertising costs are expensed as incurred.  No advertising costs were incurred for the periods ending March 31, 2014 and 2013.

RESEARCH AND DEVELOPMENT
The Company follows ASC 730, “Research and Development,” and expenses research and development costs when incurred.  Research and development costs include designing, prototyping and testing of product.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  No research and development costs were incurred for the periods ending March 31, 2014 and 2013.

RELATED PARTIES
The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.  Related party transactions for the period ending March 31, 2014 totaled $2,500, which was due to payments of management fees to our Chief Executive Officer for $2,500 and the forgiveness of a note payable and accrued interest of $15,289.

SHARE-BASED COMPENSATION
ASC 718, “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense totaled $0 for the periods ending March 31, 2014 and 2013, respectively.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE
The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NET INCOME (LOSS) PER COMMON SHARE
The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

As of March 31, 2014 and 2013, the Company had no dilutive potential common shares.

RESTRICTED STOCK
The Company issues restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is measurable more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

RECENTLY ACCOUNTING PRONOUNCEMENTS
Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenue sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations and there is no assurance the Company will attain profitability.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4. MARKETABLE SECURITIES

The following table shows the Company’s available-for-sale security, received from Endeavor IP, Inc. (“ENIP”) (see Note 10) as of March 31, 2014:

	Cost	Unrealized Gains	Unrealized Losses	Fair Value
ENIP – 50,000 common shares	$10,215	$-	$5,665	$4,550

NOTE 5. PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues.  As of March 31, 2014 and 2013:

	March 31, 2014	December 31, 2013	Estimated Service Lives in Years
Production equipment	$25,900	$25,000	5-20
Office and computer	9,950	5,450	3
Total property and equipment	35,850	31,350
Less accumulated depreciation	3,309	2,873
Property and equipment, net	$32,541	$28,477

Assets are depreciated over there useful lives when placed in service.  Depreciation expense was $436 and $313 for the periods ending March 31, 2014 and 2013, respectively.

NOTE 6. NOTES PAYABLE

The Company issued a promissory note payable, in the amount of $15,000, resulting from a purchase agreement with the original equipment manufacturer (“OEM”), a related party.  The note had no defined repayment date, as repayment is upon receiving government energy credits, which was considered to be realizable within one year.  There was no stated interest rate on the note.  As of December 31, 2012, the Company had accrued interest expense at the applicable federal rate, in the amount of $289, in recognition of the discount effect of the non-interest bearing arrangement.  As the expected government energy credits were not realized, the note and accrued interest in the amount of $15,289 were forgiven by the related party during the quarter ended March 31, 2013 and recorded as a contribution to equity.

NOTE 7. INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

As of December 31, 2012, the Company has a deferred tax asset, resulting from benefits of net operating loss carry forward generated from inception, which expire in varying amounts between 2031 and 2033.  Management believes it is more likely than not that the deferred tax assets will not be realized. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize deferred tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net income (loss) before provision for income taxes. As of December 31, 2013 there was approximately $28,000 in deferred tax assets, which were off-set by an equal valuation allowance.

As of March 31, 2014 and December 31, 2013 the Company had a deferred tax asset of $1,927 and deferred tax liability of $52,602, respectively, attributable to the valuations (unrealized) of the marketable securities available for sale.

NOTE 8. EQUITY TRANSACTIONS

On July 30, 2012, the Company filed amended and restated articles of incorporation in order to, among other things, change its authorized shares and par value of common and preferred stock.  Shares have been retroactively restated to reflect the change in par value.

PREFERRED STOCK
The authorized preferred stock of the Company consists of 50,000,000 shares with a par value of $0.0001. There was no preferred stock issued and outstanding as of March 31, 2014 and December 31, 2013.

COMMON STOCK
The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 112,083,038 common shares issued and outstanding at March 31, 2014 and December 31, 2013.

Since the date of inception on January 18, 2008, the Company has issued common stock as follows:

On April 13, 2010 the Company issued 9,245,455 shares of common stock to founders in exchange for cash in the amount of $10,220.  The Company received cash in the amount of $10,120 in exchange for 9,200,000 shares of common stock ($.0011 per share) and cash of $100 in exchange for 45,455 common shares ($0.0022 per share).

On April 21, 2010, the Company sold 10,000 common shares to an investor, at $0.05 per share, for proceeds of $500.

On July 3, 2011, the Company sold 72,000 common shares to investors, at $0.05 per share, for proceeds of $3,600. This includes 1,000 shares sold to the Company's former sole officer and director.

On May 29, 2012, the Company sold 5,000 common shares to investors, at $0.10 per share, for proceeds of $500, and sold 110,000 common shares to investors, at $0.05 per share, for proceeds of $5,500.

On June 4, 2012, the Company issued an aggregate of 14,163,683 shares of common stock to an officer, director, and majority shareholder. As at December 31, 2012, unearned compensation, in the amount of $738,975 was recorded. The shares will vest upon the Company’s entry into a “Qualified Transaction” of $25 million, if this transaction occurs prior to June 1, 2016.  If vesting has not occurred by the close of business on June 1, 2016, the shares shall revert back to the Company.

On July 30, 2012, the Company issued an aggregate of 85,824,470 shares to an officer, director, and our majority shareholder.  As at December 31, 2012, unearned compensation, in the amount of $4,477,798 was recorded. The shares will vest upon the Company’s entry into a “Qualified Transaction” of $25 million, if this transaction occurs prior to June 1, 2016.  If vesting has not occurred by the close of business on June 1, 2016, the shares shall revert back to the Company.

On July 30, 2012, Mr. Bhansali purchased 1,000,000 shares of common stock at the purchase price of $0.0001 per share.  The Company recognized compensation expense, in the amount of $52,074, for the difference in the fair market value of shares (based on the weighted average of shares transacted on May 29, 2012, the last trades with independent third parties) and the cash price paid.

On April 25, 2013, the Company issued 1,652,430 common shares at approximately $0.0522 per share, for the purchase of patents and other assets, for a total fair market value of $86,214.

WARRANTS AND OPTIONS
There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 9. ACCUMULATED OTHER COMPREHENSIVE INCOME

The following table details the changes in accumulated other comprehensive income (“AOCI”) for the period ended March 31, 2014 (there was no AOCI for the period ended March 31, 2013):

	Available-For-Sale Securities	Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2014	$102,110	$102,110
Available-for-sale securities, net of tax	(105,849)	(105,849)
Balance at March 31, 2014	$(3,739)	$(3,739)

The following table illustrates the disclosure of the tax effects allocated to each component of other comprehensive income, for the period ended March 31, 2014:

	Before-Tax Amount	Tax Benefit	Net-of-Tax Amount
Unrealized loss on available-for-sale securities	$(5,666)	$(1,927)	$(3,739)

NOTE 10. NONMONETARY TRANSACTIONS

PURCHASE OF ASSETS AND INTELLECUAL PROPERTY

On April 25, 2013, the Company entered into an Intellectual Property Purchase Agreement, whereby it acquired certain assets and patents from Ragonap Enterprises, Inc. (“Ragonap”) and Carbon 612 Corporation (“Carbon”), in exchange for 1,652,430 shares of the Company’s common stock. The Company issued a total of 1,652,430 shares of common stock, having a fair value of $86,216 (the fair market value of the shares exchanged), 1,404,565 common shares were issued to Ragonap and 247,865 common shares were issued to Carbon 612, a company controlled by our Chief Executive Officer.  The patents are subject to a 10% royalty on revenues with a cap of $250,000.

Assets acquired were valued on April 25, 2013, as follows:

•	Patents and trademarks, as a group	$84,364
•	Production equipment	900
•	Office equipment	950
	Total	$86,214

The Company had purchased the patent from Carbon 612 Corporation for the purposes of using the patented technology in its own installations and operations.  As the license is irrevocable, it shall be able to continue to develop the XTRAX® system if the patents are transferred or sold to a third party.    However, the patent describes methods that are believed to be used by numerous larger and substantially better capitalized companies in their solar and other installations.  The company has no expertise in patent enforcement, which could take many years and cost hundreds of thousands of dollars.  The Company sold the right to enforce the patent to ENIP, a company that is involved in the enforcement of patents, after review with management and outside counsel that the intellectual property rights and the devices were used by third parties.  Experts and enforcement/litigation counsel reviewed the patents and concluded that several entities potentially infringe the patent.  ENIP presently has brought actions against two major utilities (Con Edison Solutions, Inc. and Tucson Electric Power Company) and during May 2014 granted one license under which we are entitled to receive 20% of the net proceeds (after payment of legal fees and expenses), or approximately $30,000.

SALE OF INTELLECTUAL PROPERTY

On May 13, 2013, the Company finalized and closed a Patent Purchase Agreement (the "Agreement") with Endeavor IP, Inc. ("Endeavor"), a Nevada company.  Pursuant to the terms of the Agreement, the Company sold to Endeavor all of the Company's rights, title, and interest in and to certain patents, including without limitation, all extensions, continuations, provisions, derivatives and related applications thereof.  On the same day, Endeavor granted the Company a royalty-free, irrevocable, non-exclusive and world-wide license, without the right to sub-license.    In exchange for the Patents, Endeavor paid the Company $100,000 and 666,666 shares of its post-split common stock (“ENIP”). Under the terms of a Proceeds Interest Agreement, Endeavor agrees to pay twenty percent (20%) of the net proceeds from any enforcement activities or sale transaction related to the patents.  Due to the amount of cash received the sale of intellectual property to Endeavor IP is considered a monetary transaction.

Gain on sale of intellectual property was $88,216.  Costs of sale include cash paid for commissions and finders’ fees incurred in the amount of $50,000 at September 30, 2013 and 10% of the value of ENIP common shares totaling $13,620.

NOTE 11. COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 12. RELATED PARTY CONSIDERATIONS

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not have employment contracts with its key employees, including the officers of the Company.

In April 2010 we issued Paradox Capital Partners, LLC 4,600,000 shares of common stock at a purchase price of $0.0011 per share.  Harvey Kesner, the sole member and manager of Paradox Capital Partners, LLC, is a founder and a former director.  Also in April 2010 we issued Mrs. Kesner 45,455 shares at a purchase price of $0.0022 per share.  The Company was organized in 2008 by Mr. Kesner and his son.   Paradox Capital Partners sold 50,000 shares to an unrelated third party in a privately negotiated transaction in 2013 at a purchase price of $0.001 per share and sold the remaining 4,550,000 shares to The Four Camps 2013 Trust in June 2014 for a purchase price of $0.0011 per share.  Beneficiaries of The Four Camps 2013 Trust include Mr. Kesner’s children.  Mr. Kesner and his wife disclaim beneficial ownership of such shares.

In April 2010, we issued Mr. Green 10,000 shares of common stock at a purchase price of $0.05 per share.

On July 3, 2011, we issued 1,000 shares of common stock to Mr. Uribe, our former sole officer and director, at a purchase price of $0.05 per share.  Mr. Uribe resigned from all positions with us on December 27, 2011.

Equity Stock Transfer has provided transfer agent services to the Company since May 2012.  As of March 31, 2014, the Company has paid Equity Stock Transfer $2,230 and a remaining $200 is outstanding.  Mr. Bhansali is a control person of Equity Stock Transfer and Harvey and Renee Kesner are former control persons.

During the year ended December 31, 2013, our Chief Executive Officer, who is also a director, received compensation in the amount of $32,750.  We issued 247,865 common shares to Carbon 612 Corporation, a company controlled by our Chief Executive Officer, in connection with the purchase of certain assets from Carbon 612.  Additionally, a note payable and related accrued interest in the amount of $15,289 to an “other” related party was forgiven (Note 6).  We paid our Chief Executive Officer compensation of $2,500 for the quarter ended March 31, 2014.

We paid Paradox Capital Partners LLC an aggregate of $23,100 in 2013 as compensation for services provided, which included consulting on business strategy and capital structure and introductions to industry contacts.   On October 21, 2013, we sold Paradox 299,994 shares of restricted common stock of Endeavor for an aggregate purchase price of $62,500, or $0.21 per share, which we used for working capital.  The sale of the restricted shares to Paradox Capital Partners LLC reflected a negotiated discount from market for shares that were not presently eligible for resale in the open market by the Company pursuant to Rule 144. . At the time of the sale, Paradox Capital Partners LLC was the only known viable prospective source of capital to the Company, the shares were not freely transferable, were legended and were unable to be sold by the Company or Paradox Capital Partners, LLC in the open market.

NOTE 13. SUBSEQUENT EVENTS

During May 2014 ENIP granted one license under which the Company is entitled to receive 20% of the net proceeds (after payment of legal fees and expenses), or approximately $30,000.

Management has evaluated subsequent events through the date the financial statements were issued and determined there are no additional items to disclose.